Exhibit 10.15

MAYOR                                                                 COUNCILMEN
Kent Eknes                                                         Jerry Burgers
CITY ADMINISTRATOR        [CITY OF ROCK VALLEY LOGO]                 Dale Kooima
Tom Van Maanen                                                       Mark McGill
CITY CLERK                                                    Kevin Van Otterloo
Judy Van't Hul                                                      Chad Van Zee
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 1507 Main Street - PO Box 100 - Rock Valley, IA 51247 - Phone: (712) 476-5707






      April 2,2004


      To Whom It May Concern:

           For American Pallet Leasing Company Project in Rock Valley, Iowa


      The Rock Valley Economic Development Corporation has made a financial commitment to American Pallet Leasing Company to attract this new industry to Rock Valley. We have purchased 40 acres and are working on the development of this property as it relates to American Pallet Leasing Co. RVEDC will provide the 12 acres that is needed for this project and the City of Rock Valley will provide the infrastructure needed to fully develop this property.

      This property in Westview Business Park identified for the American Pallet Leasing project is valued at $600,000. Along with the infrastructure costs for this land being developed, there is an additional $127,000 cost for dirt work and site preparation which RVEDC will assume for this project. This outstanding industrial property will be fully developed and ready for building construction by APL.

      The City of Rock Valley and the Rock Valley Economic Development Corporation looks forward to working with American Pallet Leasing Company on this outstanding project. We are committed to the future growth and progress in this area. American Pallet Leasing will be a major project for this community and we are committed to assist them in every way possible.

      Sincerely,

      /s/ James Vander Velde

      James Vander Velde
      Development Director




                            www.cityofrockvalley.com